UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

Pioneer Diversified High Income Trust

(Exact name of registrant as specified in its charter)

Delaware	811-22014	20-8779403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 State Street, Boston, MA		02109
(Address of principal executive offices)		(Zip Code)

1-800-859-8508

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 24, 2020, the Board of Trustees of Pioneer Diversified High Income Trust amended and restated each of its existing Amended and Restated Agreement and Declaration of Trust (as so amended and restated, the “Declaration”) and its existing Amended and Restated By-Laws (and as so amended and restated, the “By-Laws”), effective immediately. The Declaration was amended, among other things, to increase the quorum requirement for shareholder meetings. The By-Laws were revised to provide, among other things, enhancements to certain procedural matters related to shareholder meetings, shareholder nominations and shareholder proposals, increased voting requirements for the election of trustees, and other clarifying and conforming amendments.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Declaration and the full text of the By-Laws, copies of which are attached hereto as Exhibit 99.1(a) and Exhibit 99.1(b) and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1(a)	Amended and Restated Agreement and Declaration of Trust, dated November 24, 2020, of Pioneer Diversified High Income Trust.

99.1(b)	Amended and Restated Bylaws, dated November 24, 2020, of Pioneer Diversified High Income Trust.

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Exhibit Description

99.1(a)	Amended and Restated Agreement and Declaration of Trust, dated November 24, 2020, of Pioneer Diversified High Income Trust.

99.1(b)	Amended and Restated Bylaws, dated November 24, 2020, of Pioneer Diversified High Income Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2020	Pioneer Diversified High Income Trust

/s/ Christopher Kelley
	Name:	Christopher Kelley
	Title:	Secretary

[Signature Page to Form 8-K]